Exhibit 6.7

FIRST AMENDMENT TO MASTER LOAN PURCHASE AGREEMENT

This First Amendment to Master Loan Purchase Agreement (this “Agreement”) is made effective as of this 26th day of November 2018, by and between REALTY MOGUL COMMERCIAL CAPITAL CO., a California corporation (“RMCC Seller”), REALTY MOGUL, CO., a Delaware corporation (“RM Seller”), whereas RMCC Seller and RM Seller are individually and collectively referred to herein as the “Seller”, and MogulREIT I, LLC, a Delaware limited liability company (“Purchaser”);

W I T N E S S E T H:

WHEREAS, on or about the 19th day of August 2016, Purchaser and Seller entered into that certain Master Loan Purchase Agreement dated August 19, 2016 (the “MLPA”); and

WHEREAS, Seller and Purchaser wish to amend the MLPA to include additional definitions, provisions, representations and warranties for certain Transactions (as defined in the MLPA) and make such other modifications as provided herein;

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Section 1.1                                    The introductory “WHEREAS” statements shall be amended and restated in their entirety as follows:

“ WHEREAS, from time to time Seller may originate or acquire commercial real estate mortgage loans, pari-passu loans; subordinate and/or mezzanine loans; and/or participation interests therein (collectively, the “Loans”) as well as unsecured Preferred Equity Interests and Joint Venture Equity Interests (individually or collectively “Equity Interest”), each of the Loans are secured by (i) for mortgage loans, a mortgage, deed of trust, security deed, or any other instrument which constitutes a lien on commercial real property securing payment by a borrower of a promissory note and any modification, or (ii) for mezzanine loans, a pledge of ownership interests in a Borrower.

WHEREAS, the parties hereto desire that Seller may sell certain Loans and Equity Interests to Purchaser from time to time upon the terms and conditions set forth in this Agreement (each such sale, a “Transaction”).

WHEREAS, RM Seller desires to be removed as a party to the MLPA and the parties hereto agree that RM Seller shall no longer be a party to the MLPA as of the Effective Date.”

Section 1.2                                    The definition of “Purchased Loan” in Section 1 of the MLPA shall be amended and restated in its entirety as follows: ““Purchased Loan”:  Each of the Loans and Equity Interests sold by the Seller and purchased by the Purchaser under this Agreement from time to time, as described on the Purchased Loan Schedule, as it may be revised from time to time.”

Section 1.3                                    The definition of “Purchased Loan Schedule” in Section 1 of the MLPA, shall be modified to include the Purchased Loans identified on Schedule I attached hereto.

Section 1.4                                    The a new definition shall be added to Section 1 of the MLPA as follows and inserted in alphabetical order: ““Originating Lender”: The (i) named originating lender in the original Loan Documents which provided the initial funding for the Loan, (ii) the named affiliated entity of the Seller which contributed capital as part of the purchase of the Equity Interest in a joint venture equity transaction as specified in the organization documents for the joint venture entity, or (iii) the named affiliated entity of Seller which contributed capital as part of the purchase of the Equity Interest in a preferred equity transaction as specified in the organizational documents for the preferred equity entity.”

Section 1.5                                    Section 2 of the MLPA, entitled “Expression of Interest” shall be amended and restated as follows: “Seller may from time to time in writing request an expression of interest from Purchaser (a “Request”) in connection with any Loan or Equity Interest (a “Qualified Loan”) that Seller believes in its sole reasonable discretion satisfies the underwriting guidelines attached hereto as Exhibit A (as may be amended or modified from time to time, the “Guidelines”).  The Request shall be accompanied with all material financial and other information regarding the Loan and the Borrower for each Qualified Loan.  If Purchaser notifies Seller in writing within five (5) Business Days of receipt of the Request that (a) Purchaser is rejecting a Qualified Loan, Seller may sell such Qualified Loan to a party other than Purchaser or (b) Purchaser desires to have the option to purchase such Qualified Loan (an “Optioned Loan”) then Purchaser shall purchase the Optioned Loan pursuant to Section 3 below.”

Section 1.6                                    Section 3 of the MLPA, entitled “Purchase of Loans” shall be amended and restated as follows: “Purchase of Loans.  If Purchaser wishes to purchase an Optioned Loan, Purchaser shall Purchase the Optioned Loan no later than ten (10) Business Days following the Request date, (the “Purchased Loan”), or such other date as mutually agreed upon by and between the Seller and Purchaser, on the Purchased Date.  Purchaser shall have the option to “table fund” the Loan or Equity Interest at closing, as Purchaser and Seller may agree in writing.”

Section 1.7                                    The title to Section 4 of the MLPA shall be amended to read “Assignment of Loans and Equity Interest” and the second sentence of Section 4 shall be amended and restate as follows: “In connection with such transfer, Seller shall execute the Allonge, Assignment of Security Instrument, Assumption of Loan Interest, Assignment and Assumption of Interest (for transfers of Equity Interest) in the forms attached hereto as Exhibits B-1, B-2, B-3 and B-4, and such other documents as the Purchaser shall reasonably require to properly transfer each Purchased Loan without any loss in priority, as applicable (collectively, the “Transfer Documents”) and such forms shall supersede any forms previously provided in the MLPA.”

Section 1.8                                    Section 5 of the MLPA entitled “Purchase Price” shall be amended and restated in its entirety to read as follows:  “In consideration for each Purchased Loan, Purchaser shall pay to Seller on the Purchase Date the following “Purchase Price”: the outstanding principal balance of the Loan or Equity Interest, provided that if one or more principal payments have been made, Seller shall deliver to Purchaser an amount equal to all such previously paid principal payments.  The Purchase Price shall be increased by an amount equal to all interest accrued on the Purchased Loan from the date of its origination (whether paid or unpaid).  The parties acknowledge that Originating Lender shall retain all origination fees and be entitled to any Exit Fee, Default Interest as well as any applicable early prepayment premium including any Prepayment Premium, Yield Maintenance Premium and Spread Maintenance Premium (each as defined in the Loan Documents, as applicable) (individually or collectively, the “Prepayment Fees”) should the Purchased Loan be prepaid prior to the Maturity Date, as may be extended, under the terms and conditions of the applicable Loan Documents. Purchaser shall promptly inform Seller of any notice of prepayment receipt by Purchaser from a Borrower under any Purchased Loan or receipt by Purchaser of any Prepayment Fees provided by the Borrower under a Purchased Loan.  Purchaser shall remit all applicable Prepayment Fees to the Originating Lender no later than three (3) Business Days from Purchaser’s receipt thereof.”

Section 1.9                                    Section 5(a)(i) of the MLPA entitled “Representation and Warranties” shall be amended and restated in its entirety to read as follows:  “Realty Mogul Commercial Capital Co is a corporation, duly organized, validly existing and in good standing under the laws of the State of California.”

Section 1.10                             Conditions.   This Agreement, shall become effective as of the date of this Agreement (the “Effective Date”) after all of the conditions set forth in this Article shall have been satisfied.

Section 1.11                             Execution of Agreement.  This Agreement shall have been executed and delivered by each Seller and the Purchaser.

Section 1.12                             Representations and Warranties.  As of the date of execution of this Agreement by each Seller and the Purchaser, (a) the representations and warranties set forth in the MLPA, shall be true and correct in all material respects; and (b) no Defaults or Events of Default shall have occurred and be continuing.

ARTICLE 2.

Miscellaneous

Section 2.1                                    Entire Agreement.  This Agreement, as in effect as of the date first set forth above, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral.  Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the MLPA shall remain unamended and unwaived and shall continue in full force and effect.

Section 2.2                                    Choice of Law; Successors and Assigns. This Agreement shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of New York. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 2.3                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

WITNESS the hand and seal of each of the undersigned as of the date first written above.

SELLER:

REALTY MOGUL COMMERCIAL CAPITAL CO.,
a California corporation

By:	/s/ Jilliene Helman
Name: Jilliene Helman
Title: Chief Executive Officer

Agreed and Acknowledged by:

REALTY MOGUL, CO.,
a Delaware limited liability company

By:	/s/ Jilliene Helman
Name: Jilliene Helman
Title: Chief Executive Officer

PURCHASER:

MOGULREIT I, LLC,
a Delaware limited liability company

By:	/s/ Jilliene Helman
Name: Jilliene Helman
Title: Chief Executive Officer

Schedule I

Purchased Loans

[See attached list of Purchased Loans]

Exhibit B-1

(Form of Allonge)

ALLONGE

This ALLONGE (this “Allonge”) forms a part of that certain [Promissory Note], dated [          ], 20   , by [                  , a               ], made payable to [  ], a [  ] (“Assignor”), or its registered assigns, in the stated principal amount of [          ] ($[         ]) (the “Note”).  The Note is hereby transferred pursuant to the following endorsement with the same force and effect as if such endorsement were set forth at the end of the Note:

Pay to MOGULREIT I, LLC, a Delaware limited liability company, or its registered assigns.

This Allonge is made AS-IS, WHERE-IS, WITHOUT REPRESENTATION, RECOURSE OR WARRANTY, EXPRESS OR IMPLIED, IN FACT OR BY LAW.

This Allonge will be “affixed” to the Note and is hereby made a part thereof.

[ ],
a [ ]

By:
Name:
Title:

Exhibit B-2

(Form of Assignment of Security Instrument)

ASSIGNMENT OF

SECURITY INSTRUMENT

[  ],

(Assignor)

to

MOGULREIT I, LLC

(Assignee)

Dated:       As of             , 201

Covering

After Recording Return to:

[  ]

[  ]

[  ]

[  ]

Attention: [  ]

ASSIGNMENT OF SECURITY INSTRUMENT

KNOW THAT [  ] a [  ], having an address [  ] (together with its successors and permitted assigns, “Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, conveys, assigns and transfers to MOGULREIT I, LLC, a Delaware limited liability company, having an address at [  ] (“Assignee”), all right, title and interest of Assignor in, to and under or arising out of that certain mortgage more particularly described on Schedule 1 attached hereto and made a part hereof (as may be amended from time to time in accordance with its terms, the “Security Instrument”), which document relates to certain interests in the real property located in the City of [              ], County of [              ] and the State of [              ] (the “Property State”), more particularly described in Exhibit A attached hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever.

Assignor represents to Assignee that: (1) Assignor is the holder of one hundred percent (100%) of the legal and beneficial interests in the Mortgage, free and clear of any lien, security interest or other encumbrance, (2) the execution and delivery of this Assignment of Mortgage was duly authorized by all necessary action on the part of Assignor, (3) the principal amount secured by said Mortgage is as set forth in Schedule 1 hereto, and (4) Assignee is not acting as a nominee of the mortgagor and the Mortgage being assigned continues to secure a bona fide obligation with the principal amount set forth in Schedule 1 hereto as of the date hereof.

The word “Assignor” or “Assignee” shall be construed as if it reads “Assignors” or “Assignees” whenever the sense of this instrument so requires.

This Assignment of Mortgage shall be governed by and construed in accordance with the internal laws of the Property State.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Security Instrument as of the        day of                 , 20   .

Assignor:

[ ]
a [ ]

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF                                                                                                                                     )

: ss.:

COUNTY OF                                                                                                                        )

On the       day of              in the year 20   , before me, the undersigned, personally appeared                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of                            ,                    .

My Commission Expires:

Signature	Notary Public

SCHEDULE 1

Schedule of Security Instruments

[see attached]

EXHIBIT A

Legal Description

[see attached]

Exhibit B-3

(Form of Assignment and Assumption of Loan Interest)

ASSIGNMENT AND ASSUMPTION OF LOAN INTEREST

This ASSIGNMENT AND ASSUMPTION OF LOAN INTEREST (this “Assignment”) is entered into by and among [  ], a [  ] (together with its successors and permitted assigns, “Assignor”), having an address at [  ], and [MOGULREIT I, LLC], a Delaware limited liability company, having an address at [  ] (“Assignee”).

1.                                      Assignor hereby transfers, assigns and conveys to Assignee all of Assignor’s rights, title, interests in, to and under the following (collectively, the “Collateral”): the commercial mortgage loan and/or mezzanine loan, the related note(s) and the related loan documents set forth on Schedule I attached hereto and incorporated herein by this reference, and all of Assignor’s rights to principal, interest, fees, costs and expenses payable under any of the foregoing and all of Assignor’s other rights and claims thereunder (including all rights in any receivership estate which exists in connection with the Collateral).

2.                                      This Assignment may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Assignment by signing any such counterpart.

Dated this       day of            , 201

ASSIGNOR:

[ ],
a [ ]

By:
Name:
Title:

ASSIGNEE:

MOGULREIT I, LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE I

ASSIGNED DOCUMENTS

ORIGINAL LOAN DOCUMENTS AND ASSIGNMENT DOCUMENTS

Note: all loan documents are dated                , 20    unless otherwise noted

1.                                      Loan Agreement by and between                  (“Borrower”) and                    (“Original Lender”);

2.                                      Promissory Note in the amount of $           .00, made by Borrower to the order of Original Lender;

3.                                      Deed of Trust, Security Agreement, Assignment of Leases, and Fixture Filing, by Borrower in favor of Original Lender and recorded in the           County,            Clerk’s Office;

4.                                      Assignment of Leases and Rents, by Borrower in favor of Original Lender and recorded in              County,           Clerk’s Office;

5.                                      Guaranty of Recourse Obligations and Completion, by            (“Guarantor”), in favor of Original Lender;

6.                                      Environmental Indemnity Agreement, by Borrower and Guarantor in favor of Original Lender;

7.                                      Certificate of Borrower to Original Lender;

8.                                      UCC Financing Statement with the Secretary of the State of          ;

9.                                      UCC Financing Statement with the County of Multnomah,        ;

10.                               Pro Forma Loan Policy of Title Insurance issued by [Chicago Title Insurance Company], in favor of Original Lender and its successors and/or assigns;

11.                               Survey;

12.                               [Allonge in the amount of $         .00, made by Original Lender to the order of the Assignor;

13.                               Assignment of Security Interest from Original Lender to Assignor;

14.                               Assignment and Assumption of Loan Interest Agreement from Original Lender to Assignor;

15.                               Allonge in the amount of $           , made Assignor to the order of in blank;

16.                               Assignment of Security Interest from Assignor to in blank]; and

17.                               Any and all other related documents, certificates, information, and other similar items delivered in connection with the Mortgage Loan

Exhibit B-4

(Form of Assignment of Interest (Equity Interests)

ASSIGNMENT, ADMISSION AND AMENDMENT AGREEMENT

This Assignment, Admission and Amendment Agreement, dated as of         , 20    (this “Assignment, Admission and Amendment Agreement”), is entered into by and among                 , a Delaware limited liability company (“Assignor”), and MOGULREIT I, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H :

WHEREAS,                           ., a Delaware limited partnership (the “Company”) has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Act”) pursuant to a Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware on           , 20   , and an Amended and Restated Limited Partnership Agreement of the Company, dated as of             , 20    (the “LLC Agreement”) (capitalized terms not otherwise defined herein shall have the meanings given to such terms in the LLC Agreement);

WHEREAS, Assignor is the Preferred Equity Member, as defined in the LLC Agreement;

WHEREAS, Section 9.3 of the LLC Agreement permits the Preferred Equity Member, upon prior written notice to Manager, to freely transfer its Membership Interests in the Company.

WHEREAS, effective upon the provision of written notice to the Manager (the “Effective Date”), Assignor desires to assign, transfer and convey all of its Membership Interests in the Company (the “Interests”) to Assignee, and Assignor desire to cease to be a member of the Company; and

WHEREAS, Assignee desires to acquire all of the Interests presently held by Assignor, and thereby to replace Assignor as the Preferred Equity Member of the Company.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1.                                      Assignment.  Notwithstanding any provision in the Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment, Admission and Amendment Agreement by the parties hereto, as of the Effective Date, Assignor does hereby assign, transfer and convey the Interests to Assignee.

2.                                      Admission.  Notwithstanding any provision in the Agreement to the contrary, contemporaneously with the assignment described in paragraph 1 of this Assignment, Admission and Amendment Agreement, Assignee shall be admitted to the Company as the Preferred Equity Member of the Company.

3.                                      Cessation as Member.  Notwithstanding any provision in the LLC Agreement to the contrary, immediately following the admission of Assignee as the Preferred Equity Member of the Company, Assignor shall and does hereby cease to be a member of the Company, and shall thereupon cease to have or exercise any right or power as a member of the Company.

4.                                      Continuation of the Company.  The parties hereto agree that the assignment of the Interests, the admission of Assignee as the Preferred Equity Member of the Company and Assignor ceasing to be a member of the Company shall not dissolve the Company.

5.                                      Future Cooperation.  Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the LLC Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment, Admission and Amendment Agreement.

6.                                      Binding Effect.  This Assignment, Admission and Amendment Agreement shall be binding upon, and shall ensure to the benefit of, the parties hereto and their respective successors and assigns.

7.                                      Execution in Counterparts.  This Assignment, Admission and Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.                                      Agreement in Effect.  Except as hereby amended, the Agreement shall remain in full force and effect.

9.                                      Governing Law.  This Assignment, Admission and Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Admission and Amendment Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

MOGULREIT I, LLC, a Delaware limited liability company

By:
Name:
Title: